UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIBERTY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following is the text of a letter sent to certain Liberty Property Trust shareholders on January 17, 2020.

January 17, 2020

Dear Shareholders:

The January 30, 2020 Special Meeting of Shareholders of Liberty Property Trust is fast approaching and according to our latest records, we have not yet received your vote. Your Board of Directors recommends that you vote FOR the Merger with Prologis, Inc. and the related other proposals.

Since completion of the merger requires the affirmative vote of two-thirds of the outstanding Liberty Property Trust shares, your vote is important, no matter how many or how few shares you may own.  If you fail to vote, it will have the same effect as a vote against the proposed merger. We encourage you to vote TODAY by telephone or via the Internet.

Very truly yours,

/s/ Shawn Neuman
Shawn Neuman
Secretary

REMEMBER:

You can vote by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-888-750-5834.

ADDITIONAL INFORMATION

This communication may be deemed to be solicitation material in respect of the proposed transaction.  In connection with the proposed transaction, Prologis, Inc. filed a registration statement on Form S-4, which includes a document that serves as a prospectus of Prologis, Inc. and a proxy statement of Liberty Property Trust (the “proxy statement/prospectus”).  The registration statement was declared effective by the SEC on December 20, 2019 and the proxy statement/prospectus has been mailed or otherwise disseminated to Liberty Property Trust and Prologis, Inc. shareholders.  Liberty Property Trust and Prologis, Inc. also plan to file other documents regarding the proposed transaction with the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Prologis, Inc. or Liberty Property Trust. The documents filed by Prologis, Inc. with the SEC may be obtained free of charge at the Investor Relations section of Prologis, Inc.’s website at www.ir.prologis.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Prologis, Inc. by requesting them from Investor Relations by mail at Pier 1, Bay 1 San Francisco, CA 94111 or by telephone at 415.394.9000. The documents filed by Liberty Property Trust with the SEC may be obtained free of charge at Liberty Property Trust’s website at the Investor Relations section of http://ir.libertyproperty.com/sec-filings or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Liberty Property Trust by requesting them from Investor Relations by mail at 650 East Swedesford Road, Suite 400, Wayne, PA 19087, or by telephone at 610.648.1704.

PARTICIPANTS IN THE SOLICITATION

Liberty Property Trust and Prologis, Inc. and their respective trustees, directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Liberty Property Trust’s trustees and executive officers is available in Liberty Property Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its proxy statement dated April 26, 2019, for its 2019 Annual Meeting of Shareholders. Information about Prologis, Inc.’s directors and executive officers is available in Prologis, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its proxy statement dated March 22, 2019, for its 2019 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the proxy statement/prospectus and may be included in other relevant materials filed with the SEC regarding the transaction if and when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Liberty Property Trust or Prologis, Inc. as indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.